SUBSIDIARIES OF REGISTRANT

                    Jurisdiction        % Of
                         of          Stock Owned       Other Names Under
Name of Subsidiary  Incorporation     By Parent        Which Do Business

Alchem Capital
Corporation              DE        100% owned
                                   by Delta Woodside
                                   Industries, Inc.

Delta Mills, Inc.        DE        100% owned by      Delta Mills Marketing
                                   by Alchem Capital  Company; Stevcoknit
                                   Corporation        Fabrics Company;
                                                      Woodside Mills

Delta Merchandising,     SC        100% owned by      Duck Head Outlet Stores
Inc.                               Alchem Capital     Duck Head Clearance
                                   Corporation        Stores

Duck Head Apparel        TN        100% owned by      Delta Apparel
Company, Inc.                      Alchem Capital     Maiden Properties
                                   Corporation

Delta Consolidated       NY        100% owned by      Delta Apparel Marketing Co
Corporation                        Alchem Capital     Duck Head Marketing



Cargud, Sociedad     Costa Rica   100% owned by
Anonima                           Duck Head Apparel
                                  Company, Inc.

Armonia Textil, S.A. Costa Rica  100% owned by
                                 Cargud, Sociedad
                                 Anonima

Delta Apparel Honduras,          Honduras              96% owned by Duck Head
  S. A.                          Apparel Company, Inc.,
                                 and 1% each owned by
                                 Alchem Capital
                                 Corporation, Delta
                                 Woodside Industries,
                                 Inc., Delta Consolidated
                                 Corporation and Cargud, S.A.


Nautilus              VA         100% owned by
International, Inc.              Alchem Capital
                                 Corporation

International Apparel NY         70% owned by Alchem Capital
Marketing Corporation.           Corporation

Delta Mills Marketing, Inc.      100% owned by          Delta Mills Sales Co.
                                 Delta Mills, Inc.      Stevcoknit Marketing Co.